UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 13, 2009

ALDILA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21872	13-3645590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14145 Danielson Street, Suite B, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	858-513-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q and 8-K.

Item 1.01 Entry into a Material Definitive Agreement

and

Item 7.01 Regulation FD Disclosure

On May 13, 2009, Aldila, Inc. (the “Company”) held its annual shareholder meeting.  At that meeting Aldila’s shareholders ratified the 2009 Aldila, Inc. Equity Incentive Plan and 2009 Aldila, Inc. Outside Director Equity Plan.

Immediately following the annual shareholder meeting, pursuant to the terms of the 2009 Outside Director Equity Plan the Company issued options to purchase 3,334 shares of common stock to its Outside Directors (as defined in the 2009 Outside Director Equity Plan) at a price of $3.79 per share.

Attached hereto as exhibits are forms of Award Agreements for stock options granted under the 2009 Equity Incentive Plan and the 2009 Outside Director Equity Plan.

The 2009 Equity Incentive Plan and the 2009 Outside Director Equity Plan, as well as the form of award agreements for grants of restricted stock awards under the plans have previously been filed as part of an SEC Form 8-K filed on March 12, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1                           Form of Incentive Stock Option Award Agreement under 2009 Aldila Inc. Equity Incentive Plan

99.2                           Form of Stock Option Award Agreement under 2009 Aldila Inc. Outside Director Equity Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2009	Aldila, Inc.

/s/ Scott M. Bier
Scott M. Bier Chief Financial Officer and Vice President